Exhibit 99.1

News Release

DIVERSEY REPORTS THIRD QUARTER 2021 RESULTS

FORT MILL, S.C., November 5, 2021: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announced Q3 results with continued quarter-over-quarter top line growth and margin expansion.

THIRD QUARTER HIGHLIGHTS
•Reported Q3 net sales declined 2.4% vs 2020 as continued strength in Food & Beverage and encouraging base Institutional recovery was offset by infection prevention normalization off the increased level in Q3 2020, although infection prevention remains significantly above 2019 levels.
•Reported Q3 net sales nearly back to pre-COVID level with a decline of 0.4% vs 2019 baseline.
•Net loss of $42.1 million in Q3 versus $13.0 million net income in 2020 and $7.1 million net loss in pre-COVID 2019
•Q3 Adjusted net income of $30.2 million versus $37.8 million in 2020 and $37.8 million in pre-COVID 2019
•Adjusted EBITDA of $106.6 million and margin of 16.0% represents an expansion of 30 basis points versus both Q3 2020 and Q3 2019 as pricing and continued focus on cost management offset higher inflation.

Unaudited	Third Quarter Ended September 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$664.9	$681.1	(2.4)%	$667.6	(0.4)%
Income (loss) before taxes	(22.9)	$20.1	NM	(8.3)	(175.9)%
Net income (loss)	(42.1)	13.0	NM	(7.1)	(493.0)%
Adjusted net income(1)	30.2	37.8	(20.1)%	37.8	(20.1)%

Adjusted EBITDA(1)	106.6	106.8	(0.2)%	104.6	1.9%
% Margin(1)	16.0%	15.7%	30 bps	15.7%	30 bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

“We are pleased to report another good quarter, continuing to execute well, win new customers and expand adjusted EBITDA margins. I am proud of our teams for the way they are responding to the current global challenges. Our supply chain teams are managing freight issues, our procurement teams are managing a difficult and fast-changing raw material landscape and our R&D teams are working tirelessly to reformulate products in order to deliver exceptional product and service for customers,” said Phil Wieland, Diversey’s Chief Executive Officer. “Our Food and Beverage growth continues to be excellent and the base Institutional results have been very strong with plenty of further runway as markets continue to open up. Our infection prevention has come down from the strong growth we experienced in 2020, but remains significantly ahead of pre-COVID 2019 levels. Although difficult to judge exact trends given the complexity of the overall environment, we are encouraged by increased hygiene standards and market receptivity to our differentiated solutions portfolio and compelling value proposition. In summary, we believe we will drive growth in Q4 and acceleration in 2022, and we are increasingly well positioned for long-term growth."

Third Quarter 2021 Consolidated Results

Reported net sales declined 2.4% vs prior year or 3.2% when adjusting for currency. Both the Institutional and F&B segments are showing good momentum. The F&B segment continues to win new customers and grow revenue while improving margins. The recovery of base Institutional revenue is progressing well and the segment continues to win new customers, with significant recovery still ahead as reopenings progress around the world. Institutional infection prevention has seen normalization from the strong growth experienced in 2020, but is still significantly above pre-pandemic levels. Consolidated reported net sales were within 0.4% of pre-COVID 2019 baseline.

Loss before income taxes of $22.9 million in the third quarter of 2021 included Special Items (as defined below) of $57.0 million and compared to income before taxes of $20.1 million in Q3 2020 including Special Items of $7.0 million. Adjusted net income in Q3 2021 was $30.2 million compared to $37.8 million in Q3 2020 and $37.8 million in Q3 2019.

Adjusted EBITDA for Q3 2021 was $106.6 million, representing a 0.2% decline compared to Q3 2020 and growth of 1.9% versus pre-COVID 2019. Adjusted EBITDA margin expanded 30 basis points compared to both Q3 2020 and Q3 2019 in a challenging environment. Adjusted EBITDA margin of 16.0% in Q3 2021 continues the margin expansion from 15.6% in Q2 2021 and 14.7% in Q1 2021, representing strong sequential margin improvement in each quarter of 2021.

Segment Review

Institutional

Unaudited	Third Quarter Ended September 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$487.2	$522.4	(6.7)%	$504.6	(3.4)%
Adjusted EBITDA	84.3	89.2	(5.5)%	87.0	(3.1)%
% Margin	17.3%	17.1%	20 bps	17.2%	10 bps

Reported net sales in the Institutional segment of $487.2 million were 6.7% below Q3 2020 and 3.4% below Q3 2019. The recovery of the base business continues to be encouraging, with strong growth over Q3 2020 from new business wins, strong innovation, pricing and reopening in some markets. However, this is more than offset by infection prevention revenue normalization versus very strong gains last year. Adjusted EBITDA margin grew +20 basis points vs Q2 2020 and +10 basis points vs Q2 2019 from ongoing efficiency initiatives.

Food & Beverage

Unaudited	Third Quarter Ended September 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$177.7	$158.7	12.0%	$163.0	9.0%
Adjusted EBITDA	34.3	26.4	29.9%	27.3	25.6%
% Margin	19.3%	16.6%	270 bps	16.7%	260 bps

The Food & Beverage segment continues to grow its top line while improving margins. Net sales of $177.7 million in Q3 2021 increased 12.0% versus prior year and 9.0% versus Q3 2019, continuing very high win rates and success with the new water treatment offering. Adjusted EBITDA of $34.3 million grew 29.9% versus Q3 2020 and 25.6% versus Q3 2019. Margin improvement of +270 basis points versus the prior year and +260 basis points versus pre-COVID 2019 reflect pricing actions and cost control measures that were in place before the global pandemic and will continue. Acquisitions contributed $3.0 million to sales growth and $1.2 million to Adjusted EBITDA.

Outlook

Q4 2021 revenue is expected to grow over Q4 2020, absent further supply chain disruption. Revenue continues to improve as markets reopen and we continue to implement new business that we've won over the last year. For infection prevention, we're seeing demand lower than what we experienced in 2020 during the pandemic, but much higher than pre-pandemic levels, which is likely to continue in the future due to increased hygiene standards. In the fourth quarter we also expect to continue quarter-over-quarter progressive growth in sales, Adjusted EBITDA and Adjusted EBITDA Margin, as mentioned last quarter, and accelerating momentum into 2022.

As a leading provider of hygiene, infection prevention and cleaning solutions amidst a pandemic, we are well positioned to capture significant growth due to elevated cleaning standards as markets continue to reopen. We’re building great momentum for 2022 and beyond with an improving top line, aggressive pricing to combat inflation and a very strong funnel of acquisitions.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a conference call today, November 5, 2021 at 8:30 am ET to discuss the results for Q3 2021.

Interested parties may access the conference call live over the phone by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey Third Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. Related materials that will be referenced on the call are available to the public at ir.diversey.com. The event will also be available live via webcast which can be accessed here.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on November 19, 2021 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13723846.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s prospectus dated March 24, 2021 filed with the Securities and Exchange Commission in connection with our recently completed IPO.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transition and transformation costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$68.8	$192.9
Trade receivables, net of allowance for doubtful accounts of $25.4 and $28.7	403.9	342.0
Other receivables	51.8	71.0
Inventories	327.5	282.4
Prepaid expenses and other current assets	63.6	62.0
Total current assets	915.6	950.3
Property and equipment, net	187.9	188.3
Goodwill	459.5	467.0
Intangible assets, net	2,193.8	2,311.4
Other non-current assets	338.9	369.1
Total assets	$4,095.7	$4,286.1

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$16.5	$0.4
Current portion of long-term debt	11.4	13.2
Accounts payable	396.8	404.6
Accrued restructuring costs	15.9	26.3
Other current liabilities	392.1	512.4
Total current liabilities	832.7	956.9
Long-term debt, less current portion	1,966.4	2,686.7
Preferred equity certificates	—	641.7
Deferred taxes	164.1	181.1
Other non-current liabilities	563.6	328.3
Total liabilities	3,526.8	4,794.7
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value per share, 0 and 243,163,947 shares authorized and outstanding in 2021 and 2020, respectively	—	2.2
Ordinary shares, $0.0001 par value per share; 1,000,000,000 and 0 shares authorized, 302,431,140 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 and 0 shares authorized, 0 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Additional paid-in capital	1433.7	247.2
Accumulated deficit	(684.4)	(545.3)
Accumulated other comprehensive loss	(180.4)	(212.7)
Total stockholders' equity	568.9	(508.6)
Total liabilities and stockholders' equity	$4,095.7	$4,286.1

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except per share amounts)	2021	2020	2021	2020
Net sales	$664.9	$681.1	$1,946.5	$1,961.8
Cost of sales	403.9	410.9	1,173.5	1,150.0
Gross profit	261.0	270.2	773.0	811.8
Selling, general and administrative expenses	193.2	189.0	642.5	582.9
Transition and transformation costs	7.5	11.2	33.1	20.0
Management fee	—	1.8	19.4	5.6
Amortization of intangible assets	24.2	24.8	72.6	74.0
Restructuring and exit costs	19.8	2.0	22.4	5.3
Merger and acquisition related costs	—	0.9	—	0.9
Operating income (loss)	16.3	40.5	(17.0)	123.1
Interest expense	25.8	32.4	97.4	94.8
Foreign currency (gain) loss related to Argentina subsidiaries	(2.9)	(0.3)	(2.7)	0.3
Loss on extinguishment of debt	15.6	—	15.6	—
Other (income) expense, net	0.7	(11.7)	4.8	(29.2)
Income (loss) before income tax provision	(22.9)	20.1	(132.1)	57.2
Income tax provision	19.2	7.1	7.0	23.9
Net income (loss)	$(42.1)	$13.0	$(139.1)	$33.3

Basic income (loss) per share	$(0.14)	$0.05	$(0.49)	$0.14
Diluted income (loss) per share	$(0.14)	$0.05	$(0.49)	$0.14
Basic weighted average shares outstanding	301.6	243.2	283.4	243.2
Diluted weighted average shares outstanding	301.6	243.2	283.4	243.2

Reconciliation of gross margin to adjusted gross margin:
Net sales	$664.9	$681.1	$1,946.5	$1,961.8

Cost of sales, as reported	403.9	410.9	1,173.5	1,150.0
Less share-based compensation included in cost of sales	(0.9)	—	(6.9)	—
Non-GAAP adjusted cost of sales	$403.0	$410.9	$1,166.6	$1,150.0

Gross margin
Reported gross margin	39.3%	39.7%	39.7%	41.4%
Non-GAAP adjusted gross margin	39.4%	39.7%	40.1%	41.4%

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2021	2020
Operating activities:
Net income (loss)	$(139.1)	$33.3
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	141.6	144.8
Amortization of deferred financing costs and original issue discount	21.6	8.2
Loss on extinguishment of debt	15.6	—
Gain (loss) on cash flow hedges	2.3	(2.2)
Deferred taxes	(15.6)	0.3
Unrealized foreign currency exchange (gain) loss	5.2	(17.6)
Share-based compensation	67.1	1.1
Impact of highly inflationary economy - Argentina	(2.7)	0.3
Provision for (recovery of ) bad debts	(1.9)	15.0
Provision for slow moving inventory	4.1	5.6
Non-cash pension benefit	(12.0)	(9.7)
Non-cash restructuring and exit costs	16.9	—
Changes in operating assets and liabilities:
Trade receivables, net	(96.8)	(13.7)
Inventories, net	(52.8)	(82.9)
Accounts payable	1.9	(39.8)
Income taxes, net	(5.8)	(7.3)
Other assets and liabilities, net	(60.5)	14.6
Cash provided by (used in) operating activities	(110.9)	50.0
Investing activities:
Business acquired in purchase transaction	(9.4)	(31.8)
Acquisition of intellectual property	(3.0)	—
Dosing and dispensing equipment	(47.8)	(32.5)
Capital expenditures	(22.2)	(24.4)
Collection of deferred factored receivables	40.1	54.5
Cash used in investing activities	(42.3)	(34.2)
Financing activities:
Contingent consideration payments	(0.3)	(0.2)
Proceeds from (payments on) short-term borrowings	16.7	(0.7)
Proceeds from revolving credit facility	109.0	90.0
Payments on revolving credit facility	(109.0)	(210.0)
Proceeds from long-term borrowings	2,000.0	167.4
Payments on long-term borrowings	(2,667.8)	(16.7)
Payment of deferred financing costs and original issue discount	(35.1)	—
Payment of bond redemption premium	(7.6)	—
Issuance of ordinary shares sold in IPO, net of offering costs	725.7	—
Equity contributions	—	5.0
Cash provided by financing activities	31.6	34.8
Exchange rate changes on cash, cash equivalents and restricted cash	(4.0)	(2.3)
Increase (decrease) in cash, cash equivalents and restricted cash	(125.6)	48.3
Cash, cash equivalents and restricted cash at beginning of period(a)	201.7	142.3
Cash, cash equivalents and restricted cash at end of period(b)	$76.1	$190.6
Supplemental Cash Flow Information:
Interest payments	$99.3	$94.6
Income tax payments	$27.0	$28.2
Conversion of preferred equity certificates to equity	$620.9	$—
Beneficial interest obtained in exchange for factored receivables	$25.6	$50.9

Adjusted EBITDA for each of our reportable segments and in total is as follows:

Unaudited	Third Quarter Ended September 30
(millions)	2021	2020	2019
Institutional	$84.3	$89.2	$87.0
Food & Beverage	34.3	26.4	27.3
Total Segment Adjusted EBITDA	118.6	115.6	114.3
Corporate costs	(12.0)	(8.8)	(9.7)
Consolidated Adjusted EBITDA	$106.6	$106.8	$104.6

The following tables reconcile net income (loss) before income tax provision (benefit) to EBITDA and Adjusted
EBITDA for the periods presented:

	Three Months Ended September 30,
(in millions)	2021	2020	2019
Income (loss) before income tax provision (benefit)	$(22.9)	$20.1	$(8.3)
Interest expense	25.8	32.4	34.0
Interest income	(0.8)	(1.2)	(1.8)
Amortization expense of intangible assets	24.2	24.8	22.8
Depreciation expense included in cost of sales	20.4	21.4	20.8
Depreciation expense included in selling, general and administrative expenses	2.9	2.3	1.4
EBITDA	49.6	99.8	68.9
Transition and transformation costs and non-recurring costs(1)	7.5	11.2	12.6
Restructuring and exit costs(2)	19.8	2.0	4.8
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.9)	(0.3)	1.5
Adjustment for tax indemnification asset(4)	0.1	0.1	0.7
Merger and acquisition-related cost(5)	—	0.9	—
Acquisition accounting adjustments (6)	—	—	0.5
Bain Capital management fee(7)	—	1.8	1.8
Non-cash pension and other post-employment benefit plan(8)	(4.3)	(3.5)	(2.3)
Unrealized foreign currency exchange loss (gain)(9)	(2.4)	(8.8)	10.3
Factoring and securitization fees(10)	1.4	1.3	1.0
Share-based compensation(11)	16.0	0.6	—
Tax receivable agreement adjustments(12)	—	—	—
Loss on extinguishment of debt(13)	15.6	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	—	—
Other items	1.7	1.7	4.8
Consolidated Adjusted EBITDA	$106.6	$106.8	$104.6

	Nine Months Ended September 30,
(in millions)	2021	2020	2019
Income (loss) before income tax provision (benefit)	$(132.1)	$57.2	$(61.8)
Interest expense	97.4	94.8	105.0
Interest income	(2.9)	(4.6)	(5.1)
Amortization expense of intangible assets	72.6	74.0	68.6
Depreciation expense included in cost of sales	62.0	64.4	61.5
Depreciation expense included in selling, general and administrative expenses	6.9	6.2	4.3
EBITDA	103.9	292.0	172.5
Transition and transformation costs and non-recurring costs(1)	33.1	20.0	37.5
Restructuring and exit costs(2)	22.4	5.3	9.7
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.7)	0.3	6.7
Adjustment for tax indemnification asset(4)	1.4	1.4	0.9
Merger and acquisition-related cost(5)	—	0.9	—
Acquisition accounting adjustments (6)	—	—	1.9
Bain Capital management fee(7)	19.4	5.6	5.6
Non-cash pension and other post-employment benefit plan(8)	(12.0)	(9.7)	(7.0)
Unrealized foreign currency exchange loss (gain)(9)	5.2	(17.6)	11.9
Factoring and securitization fees(10)	3.6	3.2	2.8
Share-based compensation(11)	99.3	1.2	—
Tax receivable agreement adjustments(12)	4.1	—	—
Loss on extinguishment of debt(13)	15.6	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	—	—
Other items	2.8	2.3	3.0
Consolidated Adjusted EBITDA	$300.6	$304.9	$245.5

The following tables reconcile net income (loss) to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended September 30,
	2021		2020		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(18)	Net Income (Loss)	Basic and diluted EPS(18)	Net Income (Loss)	Basic and diluted EPS(18)
Reported (GAAP)	$(42.1)	$(0.14)	$13.0	$0.05	$(7.1)	$(0.03)
Amortization expense of intangible assets	24.2	0.08	24.8	0.10	22.8	0.09
Transition and transformation costs and non-recurring costs(1)	7.5	0.02	11.2	0.05	12.6	0.05
Restructuring and exit costs(2)	19.8	0.07	2.0	0.01	4.8	0.02
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.9)	(0.01)	(0.3)	—	1.5	0.01
Adjustment for tax indemnification asset(4)	0.1	—	0.1	—	0.7	—
Merger and acquisition-related cost(5)	—	—	0.9	—	—	—
Acquisition accounting adjustments (6)	—	—	—	—	0.5	—
Bain Capital management fee(7)	—	—	1.8	0.01	1.8	0.01
Non-cash pension and other post-employment benefit plan(8)	(4.3)	(0.01)	(3.5)	(0.01)	(2.3)	(0.01)
Unrealized foreign currency exchange loss (gain)(9)	(2.4)	(0.01)	(8.8)	(0.04)	10.3	0.04
Factoring and securitization fees(10)	1.4	—	1.3	0.01	1.0	—
Share-based compensation(11)	16.0	0.05	0.6	—	—	—
Tax receivable agreement adjustments(12)	—	—	—	—	—	—
Loss on extinguishment of debt(13)	15.6	—	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(14)	—	—	—	—	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	0.01	—	—	—	—
Other items	1.7	0.01	1.7	0.01	4.8	0.02
Tax effects related to non-GAAP adjustments(16)	(18.2)	(0.05)	(7.1)	(0.03)	(12.7)	(0.04)
Discrete tax adjustments(17)	9.3	0.03	0.1	—	(0.9)	—
Adjusted (Non-GAAP)	$30.2	$0.10	$37.8	$0.16	$37.8	$0.16

	Nine Months Ended September 30,
	2021		2020		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(18)	Net Income (Loss)	Basic and diluted EPS(18)	Net Income (Loss)	Basic and diluted EPS(18)
Reported (GAAP)	$(139.1)	$(0.49)	$33.3	$0.14	$(64.4)	$(0.26)
Amortization expense of intangible assets	72.6	0.26	74.0	0.30	68.6	0.28
Transition and transformation costs and non-recurring costs(1)	33.1	0.12	20.0	0.08	37.5	0.15
Restructuring and exit costs(2)	22.4	0.08	5.3	0.02	9.7	0.04
Foreign currency loss (gain) related to Argentina subsidiaries(3)	(2.7)	(0.01)	0.3	—	6.7	0.03
Adjustment for tax indemnification asset(4)	1.4	—	1.4	0.01	0.9	—
Merger and acquisition-related cost(5)	—	—	0.9	—	—	—
Acquisition accounting adjustments (6)	—	—	—	—	1.9	0.01
Bain Capital management fee(7)	19.4	0.07	5.6	0.02	5.6	0.02
Non-cash pension and other post-employment benefit plan(8)	(12.0)	(0.04)	(9.7)	(0.04)	(7.0)	(0.03)
Unrealized foreign currency exchange loss (gain)(9)	5.2	0.02	(17.6)	(0.07)	11.9	0.05
Factoring and securitization fees(10)	3.6	0.01	3.2	0.01	2.8	0.01
Share-based compensation(11)	99.3	0.35	1.2	—	—	—
Tax receivable agreement adjustments(12)	4.1	0.01	—	—	—	—
Loss on extinguishment of debt(13)	15.6	0.06	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(14)	14.0	0.05	—	—	—	—
Realized foreign currency exchange loss on debt refinancing(15)	4.5	0.02	—	—	—	—
Other items	2.8	0.01	2.3	0.01	3.0	0.01
Tax effects related to non-GAAP adjustments(16)	(42.6)	(0.16)	(19.2)	(0.06)	(30.0)	(0.11)
Discrete tax adjustments(17)	2.6	0.01	(1.9)	(0.01)	3.4	0.01
Adjusted (Non-GAAP)	$104.2	$0.37	$99.1	$0.41	$50.6	$0.21

(1) In the period following the Diversey Acquisition, we incurred costs primarily consisting of professional and consulting services in such areas as information technology, controllership, tax, treasury, transformation services, human resources, procurement and supply chain in establishing ourselves as a standalone company and to position ourselves for future growth. Costs incurred in 2021 include those necessary to become a publicly traded Company.

(2) Includes costs related to restructuring programs and business exit activities. See Note 17 — Restructuring and Exit Activities in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(3) Effective July 1, 2018, Argentina was deemed to have a highly inflationary economy and the functional currency for our Argentina operations was changed from the Argentinian Peso to the United States dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(4) In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision.

(5)    These costs consisted primarily of investment banking, legal and other professional advisory services costs.

(6)    In connection with the 2017 Acquisition, Twister Acquisition and Zenith Acquisition, we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(7) Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during the nine months ended September 30, 2021.

(8) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(9) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(10) On November 15, 2018, we entered into a factoring Master Agreement with Factofrance, S.A. Additionally, on April 22, 2020, the Company entered into a securitization arrangement with PNC Bank to sell certain North American customer receivables without recourse on a revolving basis. This amount represents the fees to complete the sale of the receivables without recourse. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(11) Represents compensation expense associated with our Management Equity Incentive Plan and Long-Term Incentive Plan awards. See Note 19 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(12) Represents the adjustment to our Tax Receivable Agreement liability primarily due to changes in tax laws that impact the realizability of the attributes of the Tax Receivable Agreement. See Note 13 — Income Taxes in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(13)    Represents the costs incurred in connection with the redemption of the 2017 Senior Notes on September 29, 2021. See Note 8 — Debt and Credit Facilities in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(14) Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as the Company's U.S. Dollar Incremental Term Loan was fully repaid and the Euro Term Loan was paid down significantly using proceeds from the IPO.

(15) For the three and nine months ended September 30, 2021, the Company incurred a realized foreign currency exchange loss of $4.5 million related to the refinancing of the Senior Secured Credit Facilities. See Note 8 — Debt and Credit Facilities in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(16) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(17) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(18) For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q3 2020 Net Sales	$522.4	76.7%	$158.7	23.3%	$681.1
Organic change (non-U.S. GAAP)	(40.0)	(7.7)%	15.2	9.6%	(24.8)	(3.6)%
Acquisition	—	—%	3.0	1.9%	3.0	0.4%
Constant dollar change (non-U.S. GAAP)	(40.0)	(7.7)%	18.2	11.5%	(21.8)	(3.2)%
Foreign currency translation	4.8	0.9%	0.8	0.5%	5.6	0.8%
Total change	(35.2)	(6.7)%	19.0	12.0%	(16.2)	(2.4)%
Q3 2021 Net Sales	$487.2	73.3%	$177.7	26.7%	$664.9